Exhibit 99.1

BARE ESCENTUALS, INC. REPORTS SECOND QUARTER FISCAL 2007 RESULTS

Second Quarter Sales Increase 29% and Net Income Improves 93%

SAN FRANCISCO, CA (August 1, 2007) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced financial results for the second fiscal quarter and six months ended July 1, 2007.

Net sales for the second quarter of fiscal 2007 were $124.1 million, an increase of 29.1% from $96.2 million recorded in the same period last year. Net income for the second quarter of fiscal 2007 was $20.2 million, or $0.22 per diluted share on approximately 93.1 million shares outstanding, compared to $10.5 million, or $0.15 per diluted share on approximately 71.7 million shares outstanding, in the second quarter of fiscal 2006. Operating income for the second quarter of fiscal 2007 was $39.4 million, compared to $34.0 million in the same period last year.

For the six months ended July 1, 2007, net sales increased 28.8% to $239.8 million, from $186.1 million in the same period last year. Net income for the first six months of 2007 was $40.6 million, compared to net income of $25.0 million during the same period last year. Operating income for the first six months of fiscal 2007 was $79.8 million, compared to $67.7 million in the same period last year.

“Our performance in the second quarter demonstrates the strength and breadth of our multi-channel business model,” said Leslie Blodgett, Chief Executive Officer. “We achieved sales growth of 29% as we developed more points of distribution and satisfied the growing consumer demand for our products worldwide. We are excited about our prospects and believe that Bare Escentuals is well-positioned to continue to build upon our market leadership and brand excellence.”

Guidance

Bare Escentuals is reaffirming its previously issued fiscal 2007 guidance of diluted earnings per share in the range of $0.89 to $0.94 on approximately 93.2 million shares outstanding.

Conference Call

Bare Escentuals, Inc. will host a conference call today, August 1, 2007 at 1:30 p.m. Pacific (4:30 p.m. Eastern). The call, which will be hosted by Leslie Blodgett, Chief Executive Officer; Diane Miles, President; and Myles McCormick, Chief Financial Officer and Chief Operations Officer, will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at http://ir.bareescentuals.com. The webcast will also be archived online within one hour of the completion of the conference call and available at the Investor Relations section of the Company’s website at http://ir.bareescentuals.com.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the fastest growing prestige cosmetic companies in the United States and a leader in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals and namesake Bare Escentuals brands, and professional skin care products under its md formulations brand through infomercials, home shopping television, specialty beauty retailers, company-owned boutiques, spas and salons, and online shopping.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $300.0 million as of July 1, 2007; changes in general economic or market conditions; and other risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2006 as well as our Quarterly Report on Form 10-Q for the quarter ended April 1, 2007, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

BARE ESCENTUALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except percentages and per share data)

	Three months ended				Six months ended
	July 1, 2007		July 2, 2006		July 1, 2007		July 2, 2006
Sales, net	$124,144	100.0%	$96,185	100.0%	$239,757	100.0%	$186,100	100.0%
Cost of goods sold	37,578	30.3	26,937	28.0	71,028	29.6	52,133	28.0
Gross profit	86,566	69.7	69,248	72.0	168,729	70.4	133,967	72.0
Expenses:
Selling, general and administrative	43,536	35.1	33,172	34.5	82,721	34.5	62,856	33.8
Depreciation and amortization	1,860	1.5	506	0.5	2,800	1.2	971	0.5
Stock-based compensation	1,779	1.4	1,523	1.6	3,390	1.4	2,467	1.3
Operating income	39,391	31.7	34,047	35.4	79,818	33.3	67,673	36.4
Interest expense, net	(5,787)	(4.6)	(12,542)	(13.0)	(12,257)	(5.2)	(21,239)	(11.5)
Debt extinguishment costs	—	0.0	(3,391)	(3.5)	—	0.0	(3,391)	(1.8)
Income before provision for income taxes	33,604	27.1	18,114	18.9	67,561	28.1	43,043	23.1
Provision for income taxes	13,389	10.8	7,640	8.0	26,941	11.2	18,035	9.7
Net income	$20,215	16.3%	$10,474	10.9%	$40,620	16.9%	$25,008	13.4%

Net income per share:
Basic	$0.22		$0.15		$0.45		$0.36
Diluted	$0.22		$0.15		$0.44		$0.35

Weighted-average shares used in per share calculations:
Basic	90,021		69,777		89,725		69,461
Diluted	93,091		71,703		92,804		71,785

BARE ESCENTUALS, INC.
NET SALES BY BUSINESS SEGMENT AND DISTRIBUTION CHANNEL
(in thousands, except percentages)

	Three Months Ended				Six Months Ended
	July 1, 2007		July 2, 2006		July 1, 2007		July 2, 2006
Retail
Infomercial	$31,583	25.4%	$31,790	33.0%	$65,857	27.5%	$62,338	33.5%
Boutiques	19,396	15.6	12,763	13.3	36,530	15.2	24,279	13.0
Total retail	50,979	41.0	44,553	46.3	102,387	42.7	86,617	46.5
Wholesale
Premium wholesale	37,599	30.3	25,077	26.1	73,179	30.5	48,905	26.3
Home shopping television	16,270	13.1	14,916	15.5	29,964	12.5	27,282	14.7
Spas and salons	14,099	11.4	7,409	7.7	24,058	10.0	14,915	8.0
International distributors	5,197	4.2	4,230	4.4	10,169	4.3	8,381	4.5
Total wholesale	73,165	59.0	51,632	53.7	137,370	57.3	99,483	53.5
Sales, net	$124,144	100.0%	$96,185	100.0%	$239,757	100.0%	$186,100	100.0%

BARE ESCENTUALS, INC.
CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	July 1, 2007	December 31, 2006	July 2, 2006
	(Unaudited)		(Unaudited)
Cash and cash equivalents	$22,564	$20,875	$13,632
Inventories	56,042	62,006	43,348
Accounts receivable, net of allowances	34,477	30,759	28,561
Total current assets	134,417	125,715	97,062
Total assets	195,626	155,835	120,856
Accounts payable	28,867	25,357	22,561
Accrued liabilities	20,122	16,123	11,364
Total current liabilities	66,636	59,377	52,155
Current portion of long-term debt	17,624	17,624	17,963
Long-term debt	282,376	321,639	694,493
Total stockholders’ equity (deficit)	$(161,656)	$(228,522)	$(628,826)

Investor Contact:	Andrew Greenebaum / Christine Lumpkins
Icr, Inc.
agreenebaum@icrinc.com ; clumpkins@icrinc.com
(310) 954-1100